                                                                     EXHIBIT 1.1

                              Rayovac Corporation,

                                ROV Holding, Inc.

                                       and

                                   Rovcal Inc.

                                  $ 350,000,000

                    8 1/2% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

                            dated September 26, 2003

                         Banc of America Securities LLC

                          Citigroup Global Markets Inc.

                              ABN AMRO Incorporated

                                Table of Contents

SECTION 1.        Representations and Warranties..........................................................    3
   (a)   No Registration Required.........................................................................    3
   (b)   No Integration of Offerings or General Solicitation..............................................    3
   (c)   Eligibility for Resale under Rule 144A...........................................................    3
   (d)   The Offering Memorandum..........................................................................    3
   (e)   Incorporated Documents...........................................................................    4
   (f)   The Purchase Agreement...........................................................................    4
   (g)   The Registration Rights Agreement................................................................    4
   (h)   The DTC Agreement................................................................................    4
   (i)   Authorization of the Securities and the Exchange Securities......................................    4
   (j)   Authorization of the Indenture...................................................................    5
   (k)   Description of the Securities, Exchange Securities and the Indenture.............................    5
   (l)   No Material Adverse Change.......................................................................    5
   (m)   Independent Accountants..........................................................................    6
   (n)   Preparation of the Financial Statements..........................................................    6
   (o)   Incorporation and Good Standing of the Company and its Subsidiaries..............................    6
   (p)   Capitalization and Other Capital Stock Matters...................................................    7
   (q)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.......    7
   (r)   No Material Actions or Proceedings...............................................................    8
   (s)   Intellectual Property Rights.....................................................................    8
   (t)   All Necessary Permits, etc.......................................................................    8
   (u)   Title to Properties..............................................................................    8
   (v)   Tax Law Compliance...............................................................................    8
   (w)   Company Not an "Investment Company"..............................................................    9
   (x)   Insurance........................................................................................    9
   (y)   No Price Stabilization or Manipulation...........................................................    9
   (z)   Solvency.........................................................................................    9
   (aa)     No Unlawful Contributions or Other Payments...................................................    9
   (bb)     Company's Accounting System...................................................................    9
   (cc)     Compliance with Environmental Laws............................................................   10
   (dd)     Periodic Review of Costs of Environmental Compliance..........................................   10
   (ee)     ERISA Compliance..............................................................................   11
   (ff)     No Default in Senior Indebtedness.............................................................   11
   (gg)     Amended Credit Agreement......................................................................   11
   (hh)     Regulation S..................................................................................   11
SECTION 2.        Purchase, Sale and Delivery of the Securities...........................................   12
   (a)   The Securities...................................................................................   12
   (b)   The Closing Date.................................................................................   12
   (c)   Delivery of the Securities.......................................................................   12
   (d)   Delivery of Offering Memorandum to the Initial Purchasers........................................   12
   (e)   Initial Purchasers as Qualified Institutional Buyers.............................................   13
SECTION 3.        Additional Covenants....................................................................   13
   (a)   Initial Purchasers' Review of Proposed Amendments and Supplements................................   13
   (b)   Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters...........   13
   (c)   Copies of the Offering Memorandum................................................................   14
   (d)   Blue Sky Compliance..............................................................................   14
   (e)   Use of Proceeds..................................................................................   14
   (f)   The Depositary...................................................................................   14
   (g)   Additional Issuer Information....................................................................   14
   (h)   Agreement Not to Offer or Sell Additional Securities.............................................   14
   (i)   Future Reports to the Initial Purchasers.........................................................   14
   (j)   No Integration...................................................................................   15

   (k)   Legended Securities..............................................................................   15
   (l)   PORTAL...........................................................................................   15
SECTION 4.        Payment of Expenses.....................................................................   15
SECTION 5.        Conditions of the Obligations of the Initial Purchasers.................................   16
   (a)   Accountants' Comfort Letter......................................................................   16
   (b)   No Material Adverse Change or Ratings Agency Change..............................................   16
   (c)   Opinion of Counsel for the Company and the Guarantors............................................   16
   (d)   Opinion of Counsel for the Initial Purchasers....................................................   16
   (e)   Officers' Certificate............................................................................   17
   (f)   Bring-down Comfort Letter........................................................................   17
   (g)   PORTAL Listing...................................................................................   17
   (h)   Registration Rights Agreement....................................................................   17
   (i)   Concurrent Transactions..........................................................................   17
   (j)   Notice of Redemption.............................................................................   17
   (k)   Notice of Termination............................................................................   17
   (l)   Additional Documents.............................................................................   18
SECTION 6.        Reimbursement of Initial Purchasers' Expenses...........................................   18
SECTION 7.        Offer, Sale and Resale Procedures.......................................................   18
SECTION 8.        Indemnification.........................................................................   19
   (a)   Indemnification of the Initial Purchasers........................................................   19
   (b)   Indemnification of the Company, the Guarantors, their Directors and Officers.....................   20
   (c)   Notifications and Other Indemnification Procedures...............................................   21
   (d)   Settlements......................................................................................   21
SECTION 9.        Contribution............................................................................   22
SECTION 10.       Termination of this Agreement...........................................................   23
SECTION 11.       Representations and Indemnities to Survive Delivery.....................................   23
SECTION 12.       Notices.................................................................................   24
SECTION 13.       Successors..............................................................................   24
SECTION 14.       Partial Unenforceability................................................................   24
SECTION 15.       Governing Law Provisions................................................................   25
SECTION 16.       Default of One or More of the Several Initial Purchasers................................   25
SECTION 17.       General Provisions......................................................................   25

SCHEDULES, EXHIBITS AND ANNEX

SCHEDULE A  -     INITIAL PURCHASERS
SCHEDULE C  -     SUBSIDIARIES
EXHIBIT A-1 -     FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
EXHIBIT A-2 -     FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE,
                  MEAGHER & FLOM LLP
EXHIBIT A-3 -     FORM OF OPINION OF JAMES T. LUCKE
ANNEX I     -     RESALE PROCEDURES

                               Purchase Agreement

                                                              September 26, 2003

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
ABN AMRO Incorporated
   As Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

                  Introductory. Rayovac Corporation, a Wisconsin corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2013 (the "Notes"). Banc of America Securities LLC, Citigroup Global Markets Inc. and ABN AMRO Incorporated have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

                  The Notes will be issued pursuant to an indenture, to be dated as of September 30, 2003 (the "Indenture"), among the Company, the guarantors named in the Indenture (including ROV Holding, Inc., a Delaware Corporation, and Rovcal Inc., a California Corporation; each of ROV Holding, Inc. and Rovcal Inc. a "Guarantor and together the "Guarantors") and U.S. Bank Trust National Association, as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC Agreement, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

                  The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of September 30, 2003 (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which each of the Company and the Guarantors will agree to file, within 90 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities under the Securities Act.

                  The payment of principal, of premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally by (i) the Guarantors and
(ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

                  The Notes are being issued as part of the financing of the Company's acquisition (the "Acquisition") of all of the membership interests of Remington Products Company, L.L.C., a Delaware limited liability company ("Remington"). In connection with the Acquisition, the Company will: (i) enter into an agreement (the "Amended Credit Agreement") with lenders under its Third Amended and Restricted Credit Agreement (the "Existing Credit Agreement") dated as of October 1, 2002 to, among other things, increase the borrowing available under the Existing Credit Agreement by $50,000,000 and (ii) make tender offers (the "Tender Offers") to acquire Remington and Remington Capital Corp.'s existing 11% Series B Senior Subordinated Notes due 2006 (the "Series B Notes") and 11% Series D Senior Subordinated Notes due 2006 (the "Series D Notes"). The Acquisition, the Amended Credit Agreement and the Tender Offers are hereinafter collectively referred to as the "Concurrent Transactions." References in this Agreement to subsidiaries of the Company shall be deemed to include Remington and each of its subsidiaries.

                  The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S") thereunder).

                  The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated September 12, 2003 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated September 26, 2003 describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated September 26, 2003, including amendments or supplements thereto and any exhibits thereto, and the Incorporated Documents (as defined by Section 1 below) in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Securities.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

                  Each of the Company and the Guarantors hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants, to each Initial Purchaser as follows:

         (a) No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in
         Section 2 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

         (b) No Integration of Offerings or General Solicitation. The Company and the Guarantors have not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, its respective affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S: (i) none of the Company, the Guarantors, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S; and (ii) each of the Company, the Guarantors, and its Affiliates and any person acting on its or behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (d) The Offering Memorandum. The Offering Memorandum as of the date hereof does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to any statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. Each of the

         Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

         (e) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of each of the Company and Remington on Form 10-K filed with the Commission and each Quarterly Report of each of the Company and Remington on Form 10-Q, and each Current Report of each of the Company and Remington on Form 8-K, filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates, except Remington's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and the Company's Current Report on Form 8-K/A filed as of December 16, 2002. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the "Incorporated Documents") complied, or by subsequent amendment complied, and will comply in all material respects with the requirements of the Exchange Act.

         (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

         (g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer"); and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective.

         (h) The DTC Agreement. On the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (i) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the

         Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

         (j) Authorization of the Indenture. The Indenture has been duly authorized by each of the Company and the Guarantors, and at the Closing Date will have been duly executed and delivered by each of the Company and the Guarantors, and when executed and delivered by the Trustee, will constitute a valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (k) Description of the Securities, Exchange Securities and the Indenture. On the Closing Date, the Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

         (l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (m) Independent Accountants. KPMG LLP and Deloitte & Touche LLP, who have each expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act.

         (n) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes of (i) the Company and its subsidiaries, (ii) the Consumer Battery Group of Varta AG and (iii) Remington and its subsidiaries, in each case included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of (i) the Company and its subsidiaries (ii) the Consumer Battery Group of Varta AG and (iii) Remington and its subsidiaries, respectively, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements of (i) the Company and its subsidiaries and
         (ii) Remington and its subsidiaries have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of the Consumer Battery Group of Varta AG have been prepared in conformity with generally accepted accounting principles as applied in Germany, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and reconciled to generally accepted accounting principles applied in the United States in accordance with
         Item 17 of Form 20-F under the Exchange Act. The financial data set forth in the Offering Memorandum under the captions "Summary--Summary Financial Data--Rayovac," "Summary--Summary Financial Data--Remington," "Selected Historical Financial Data--Rayovac" and "Selected Historical Financial Data--Remington" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma condensed financial statements of the Company and its subsidiaries and the related notes thereto included under the caption "Summary--Summary Unaudited Pro Forma Condensed Consolidated Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Data" and elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or otherwise formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each of the Company and each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except for any directors' qualifying shares and except for Varta AG) is owned or will be owned as of the Closing Date by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule B hereto.

         (p) Capitalization and Other Capital Stock Matters. All of the outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of the Company's Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum.

         (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or similar organizational documents or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's and the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and the consummation of the transactions contemplated hereby and thereby (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's and the Guarantors' execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (r) No Material Actions or Proceedings. Except as set forth or contemplated in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to each of the Company's and the Guarantors' knowledge: (i) threatened against or affecting the Company or any of its subsidiaries; or (ii) which have as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries or to each of the Company's and the Guarantor's knowledge, with the employees of any principal supplier of the Company or any of its subsidiaries, exists or, to each of the Company's and the Guarantors' knowledge, is threatened or imminent.

         (s) Intellectual Property Rights. Except as otherwise disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights is not reasonably expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

         (t) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

         (u) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in paragraph (m) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (v) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay such taxes, assessments, fines and penalties individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in paragraph (n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (w) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities and consummation of the Concurrent Transactions will not be, an "investment company" within the meaning of Investment Company Act.

         (x) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

         (y) No Price Stabilization or Manipulation. Each of the Company and the Guarantors has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (z) Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to each of the Company and the Guarantors on a particular date, that on such date: (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured; (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; and (iv) it does not have unreasonably small capital.

         (bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's or any Guarantor's knowledge, any employee, director or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

         (cc) Company's Accounting System. Each of the Company and, to the Company's knowledge, Remington maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (dd) Compliance with Environmental Laws. Except as disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to each of the Company's and the Guarantors' knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to each of the Company's and the Guarantors' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (ee) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

         (ff) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA), except for the Rayovac Madison Hourly Retirement Plan No. 23, the Rayovac Madison Hourly Retirement Plan No. 24, the Rayovac Portage Hourly Retirement Plan No. 28 and the Rayovac Corporation Fennimore Hourly Retirement Plan No. 34., which together have aggregate unfunded benefit liabilities not in excess of $2,500,000. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (gg) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

         (hh) Amended Credit Agreement. The Amended Credit Agreement has been duly and validly authorized by the Company and Varta Geratebatterie GmbH ("Varta"), and when duly executed and delivered by each of the Company and Varta, will be the valid and legally binding obligation of each of the Company and Varta, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (ii) Regulation S. The Company and its Affiliates, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                  Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by each of the Company or the Guarantors to each Initial Purchaser as to the matters set forth therein.

SECTION 2.        Purchase, Sale and Delivery of the Securities.

         (a) The Securities. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.5% of the principal amount thereof payable on the Closing Date. The Company's obligation set forth in the first sentence of this paragraph is subject to the completion of the Acquisition pursuant to the Purchase Agreement by and among Rayovac Corporation, Remington Products Company, L.L.C., Vestar Equity Partners, L.P., Investors/RP, L.L.C. and RPI Corp., dated as of August 21, 2003.

         (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022-6069 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on September 30, 2003 or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

         (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

         (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

         (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

SECTION 3. Additional Covenants. Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

         (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

         (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                  Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

                  Each of the Company and the Guarantors hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

         (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

         (d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company and the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

         (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

         (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to
         Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d) of Rule 144A.

         (h) Agreement Not to Offer or Sell Additional Securities. During the period of 90 days following the date of the Offering Memorandum, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a 1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).

         (i) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities

         LLC: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

         (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

         (k) Legended Securities. Each certificate for a Note will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         (l) PORTAL. The Company will use its commercially reasonable efforts to cause the Notes to be eligible for the National Association of Securities Dealers, Inc. PORTALTM market (the "PORTAL market").

                  Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Notes and the Guarantees, (v) all filing fees, attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the

Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and (x) the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of each of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by each of the Company and the Guarantors of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from (i) KPMG LLP, independent public or certified public accountants for the Company and (ii) Deloitte & Touche LLP, independent public or certified public accountants for Remington, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

         (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing
         Date:

                  (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

         (c) Opinion of Counsel for the Company and the Guarantors. On the Closing Date the Initial Purchasers shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP or James T. Lucke, counsel for the Company and the Guarantors, dated as of the Closing Date, the forms of which are attached as Exhibits A-1, A-2 and A-3.

         (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

         (e) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President and the Chief Financial Officer or Chief Accounting Officer of each of the Company and the Guarantors, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

                  (iii) the Company and the Guarantors have each complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (f) Bring-down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from each of KPMG LLP, KPMG Deutsche Treuhand--Gesellschaft and Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

         (g) PORTAL Listing. At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

         (h) Registration Rights Agreement. The Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

         (i) Concurrent Transactions. The Concurrent Transactions shall have been consummated on terms and conditions acceptable to the Initial Purchasers.

         (j) Notice of Redemption. At the Closing Date, Remington and Remington Capital Corp. shall have mailed or caused to be mailed, by first class mail, their irrevocable notice of redemption to (i) each Holder of Series B Notes in accordance with the provisions of Article III of the Indenture dated May 26, 1996, among Remington, Remington Capital Corp. and The Bank of New York, as Trustee, and shall state that the redemption date for the Series B Notes, which redemption date shall be 30 days from the date such notice is mailed; and (ii) each Holder of Series D Notes and in accordance with the provisions of Article III of the Indenture dated April 18, 2001, among Remington, Remington Capital Corp. and The Bank of New York, as Trustee, and shall state that the redemption date for the Series D Notes, which redemption date shall be 30 days from the date such notice is mailed.

         (k) Notice of Termination. At the Closing Date, Remington shall have delivered to the lenders under its Credit and Guarantee Agreement dated as of August 21, 2001, as amended (the "Remington Credit Agreement"), among Remington Products Company, L.L.C., Remington Consumer Products Limited, Remington Products Gmbh, Remington Consumer Products (Ireland) Limited, Remington Products (Canada) Inc., Fleet

         Securities, Inc., Congress Financial Corporation (New England) and Fleet Capital Corporation, its irrevocable notice of termination of the Remington Credit Agreement.

         (l) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 hereof, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantors, jointly and severally, agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                           (A) Offers and sales of the Securities will be made
only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to (i) persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or (ii) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

                           (B) The Securities will be offered by approaching
prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

                           (C) Upon original issuance by the Company, and until
such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

                  "THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF

                  1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") , TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE
                  (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
                  (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

                  Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.        Indemnification.

         (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial

         Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) to which such Initial Purchaser or controlling person is entitled under this Section 8 and subject to the limitations set forth in this Section 8, as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

         (b) Indemnification of the Company, the Guarantors, their Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchasers expressly for use therein; and to reimburse the Company, the Guarantors or any such director, officer or controlling person for any legal and other expenses to which the Company, a Guarantor or such controlling person is entitled under this Section 8 and subject to the limitations set forth in this Section 8, reasonably incurred by the Company, the Guarantors or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company and the Guarantors expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth as in the sixth and ninth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
         Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9 hereof), representing the indemnified parties who are parties to such action) or
         (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then (i) each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

                  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

                  Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities;
(iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a material loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or the Guarantors to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company or any Guarantor, or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company, the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57th Street, 6th Floor
         New York, NY 10019

         Facsimile: (212) 847-6441
         Attention: High Yield Capital Markets

with a copy to:

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, New York
         10022-6069

         Facsimile: (212) 848-7179
         Attention: Rohan Weerasinghe

If to the Company or the Guarantors:

         Rayovac Corporation
         601 Rayovac Drive
         Madison, Wisconsin 53711

         Facsimile: (608) 278-6666
         Attention: General Counsel

with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         One Beacon Street
         Boston, Massachusetts 02108

         Facsimile: (617) 573-4822
         Attention: Margaret A. Brown

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this

Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This

Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                    Very truly yours,

                                    RAYOVAC CORPORATION

                                    By: /s/ James T. Lucke
                                       ---------------------------------
                                       Name: James T. Lucke
                                       Title: Vice President, Secretary and
                                       General Counsel

                                    ROV HOLDING, INC.

                                    By: /s/ James T. Lucke
                                       ---------------------------------
                                       Name: James T. Lucke
                                       Title: Secretary

                                    ROVCAL INC.

                                    By: /s/ James T. Lucke
                                       ---------------------------------
                                       Name: James T. Lucke
                                       Title: Secretary

                  The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
ABN AMRO INCORPORATED

By: Banc of America Securities LLC

By: /s/ James G. Rose
    --------------------------------
    Name:  James G. Rose
    Title: Managing Director

                                   SCHEDULE A

                               INITIAL PURCHASERS

                                                      Aggregate
                                                  Principal Amount
                                                 of Securities to be
Initial Purchasers                                    Purchased
Banc of America Securities LLC ..............       $306,250,000
Citigroup Capital Markets Inc................         35,000,000
ABN AMRO Incorporated........................          8,750,000

         Total...............................       $350,000,000
                                                    ============

                                     Sch-A-1

                                   SCHEDULE C

SUBSIDIARY                                    JURISDICTION OF INCORPORATION
----------                                    -----------------------------

                                     Sch-C-1

                                     ANNEX I

                  RESALE PURSUANT TO REGULATION S OR RULE 144A.

                  Each Initial Purchaser understands that:

                  Such Initial Purchaser agrees that (i) it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

                  With respect to offers and sales outside the United States to persons who are not U.S. persons, each of the Initial Purchasers hereby further represents and agrees with the Company that:

         (i) the Securities offered and sold by it pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions;

         (ii) the sale of the Securities offered and sold by it pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

         (iii) it understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  Terms used in this Annex I and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

                  Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt

                                     ANNEX-1
         from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                                     ANNEX-2